Exhibit 8(j): First Amendment to the Participation Agreement by and among United of Omaha Life Insurance Company, Companion Life Insurance Company of New York and Scudder Variable Life Investment Fund.

                                FIRST AMENDMENT
                                    to the
                            PARTICIPATION AGREEMENT


This First Amendment, executed as of the 23rd day of January, 1995, is by and among United of Omaha Life Insurance Company (the "Company"), Companion Life Insurance Company of New York (the "Subsidiary") and Scudder Variable Life Investment Fund (the "Fund"); and

WHEREAS, the Company and the Fund are parties to a Participation Agreement dated May 15, 1994 on behalf of Separate Account C (the "Agreement);

WHEREAS, in order to engage in the business of selling variable life and annuity products in New York, the Company must have a New York domiciled subsidiary;

WHEREAS, the Subsidiary is a New York corporation and engaged in the business of selling variable life and annuity products; and

WHEREAS, the Company and the Fund now desire to modify the Agreement to extend the terms and conditions of the Agreement to the Subsidiary and any other subsidiary of the Company, as designated by the Company from time to time, upon written notice to the Fund in accordance with Section 10 herein (each, a "subsidiary").

NOW, THEREFORE, in connection of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

     1. The opening paragraph of the Agreement is hereby amended to read as follows:

               PARTICIPATION AGREEMENT (the "Agreement") made by and among SCUDDER VARIABLE LIFE INVESTMENT FUND (the "Fund"), a Massachusetts business trust created under a Declaration of Trust dated March 15, 1985, as amended, with a principal place of business in Boston, Massachusetts, UNITED OF OMAHA LIFE INSURANCE COMPANY, a Nebraska corporation, with its principal place of business in Omaha, Nebraska, and COMPANION LIFE INSURANCE COMPANY OF NEW YORK, a New York corporation, with its principal place of business in Rye, New York, and any other subsidiary of United of Omaha Life Insurance Company, as designated by United of Omaha Life Insurance Company, upon written notice to the Fund in accordance with Section 10 herein (together, the "Company"), on behalf of the Separate Account C, a separate account of the Company, and any other separate account of the Company as designated by the Company from time to time, upon written notice to the Fund in accordance with Section 10 herein (each, an "Account").

     2. Any notice to the Subsidiary pursuant to Section 10 of the Agreement shall be given to Companion Life Insurance Company of New York, 401 Theodore Fremd Avenue, Rye, New York 10580-1493, Attention, Dan Varona, General Counsel.

     3.   The following paragraph is hereby added to Section 12. Miscellaneous:
                                                                 -------------

               Companion Life Insurance Company of New York is a wholly-owned subsidiary of Untied of Omaha Life Insurance Company, and each Company shall be jointly and severally responsible for obligations of the Company under the Agreement.
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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.

                                   SCUDDER VARIABLE LIFE INVESTMENT FUND


                                   By:      /s/ David B. Watts
                                      ------------------------------------
                                      Name:  David B. Watts
                                      Title:  President


                                   UNITED OF OMAHA LIFE INSURANCE COMPANY


                                   By:      /s/  Richard A. Witt
                                      ------------------------------------
                                      Name:  Richard A. Witt
                                      Title:  Senior Vice President


                                   COMPANION LIFE INSURANCE COMPANY
                                   OF NEW YORK


                                   By:      /s/ Richard A. Witt
                                      ------------------------------------
                                      Name:  Richard A. Witt
                                      Title:  Second Vice President
                                              & Assistant Treasurer


                                   By:      /s/ M.G. Echtenkamp
                                      ------------------------------------
                                      Name:  M.G. Echtenkamp
                                      Title:  Second Vice President
                                              & Assistant Treasurer